UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 12, 2009 (May 6, 2009)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
( Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 6, 2009, the shareholders of General Dynamics Corporation approved the General Dynamics 2009 Equity Compensation Plan (the “Plan”) at the company’s annual meeting of shareholders (the “Annual Meeting”). The Plan had been previously approved by the Board of Directors on March 4, 2009, and amended by the Compensation Committee of the Board of Directors on April 23, 2009. No awards have been granted under the Plan but the named executive officers of the company, along with other eligible employees and directors, are eligible to participate in the Plan. A description of the Plan is set forth under “Approval of the General Dynamics 2009 Equity Compensation Plan (Proposal 2)” in the company’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on March 20, 2009, and is incorporated herein by reference, and a description of the April 23rd amendments to the Plan is set forth in the supplemental proxy materials filed with the Commission on April 23, 2009, and is incorporated herein by reference. A copy of the Plan, as amended, is attached as Exhibit 4.3 to the company’s Form S-8 registration statement filed with the Commission on May 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ John W. Schwartz
John W. Schwartz
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: May 12, 2009